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Exhibit 10.25--Compliance Waiver

                              FROST NATIONAL BANK
             Member: Cullen/Frost Bankers. A Family of Texas Banks

July 2, 1998

Mr. Thomas Hoefert, CFO
InnoServ Technologies, Inc.
320 Westway Place
Arlington, Texas 76018-1099

Dear Tom:

You have requested waivers on compliance with sections 7.J.(a), 7.J.(b) and 7.J.(e) item 4, of the loan agreement dated April 14, 1997 and all subsequent amendments. These sections address the minimum net worth, current ratio, and cash flow coverage, respectively.

Frost Bank hereby waives compliance with sections 7.J.(a) and 7.J.(b) until September 30, 1998 and waives compliance with section 7.J.(e) item 4 for the duration of the loan.

If you need anything else, please call.

Sincerely,

/s/ Curtis F. Von Der Ahe
Curtis F. Von Der Ahe
President